Exhibit 99.1

Spyre Therapeutics Announces $180 Million Private Placement

WALTHAM, Mass., March 18, 2024 (PR NEWSWIRE)—Spyre Therapeutics, Inc. (“Spyre” or the “Company”) (NASDAQ: SYRE), a biotechnology company advancing a pipeline of investigational antibody therapeutics with the potential to transform the treatment of inflammatory bowel disease (“IBD”), today announced that it has entered into a securities purchase agreement for a private investment in public equity (“PIPE”) financing that is expected to result in gross proceeds of approximately $180 million to the Company, before deducting placement agent fees and offering expenses. The PIPE financing included participation from both new and existing investors, including Adage Capital Partners LP, Avidity Partners, Boxer Capital, Darwin Global Management, Deep Track Capital, funds affiliated with Farallon Capital Management, L.L.C., Logos Capital, Perceptive Advisors, RTW Investments, a leading biotechnology investor associated with one of the largest alternative asset managers, and a large investment management firm.

Pursuant to the terms of the securities purchase agreement, Spyre is selling an aggregate of 121,625 shares of its Series B non-voting convertible preferred stock (the “Series B preferred stock”) at a price of $1,480.00 per share. The shares of Series B preferred stock are convertible into an aggregate of 4,865,000 shares of common stock. Subject to Spyre stockholder approval, each share of Series B preferred stock will automatically convert into 40 shares of common stock, subject to certain beneficial ownership limitations set by each holder. The PIPE financing is expected to close on or about March 20, 2024, subject to satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the PIPE financing, together with the Company’s existing cash, cash equivalents, and marketable securities, to fund its pipeline programs, and for general corporate purposes and working capital. The Company also expects that the net proceeds will extend its cash runway to fund its operating plan well into 2027.

Jefferies, TD Cowen, Evercore ISI, Stifel, Guggenheim Securities, and LifeSci Capital are acting as joint placement agents for the PIPE financing.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended, and may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Concurrently with the execution of the securities purchase agreement, Spyre and the investors entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock underlying the Series B preferred stock sold in the PIPE financing.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Spyre Therapeutics

Spyre Therapeutics is a biotechnology company that aims to create the next-generation of inflammatory bowel disease (IBD) products by combining best-in-class antibody engineering, rational therapeutic combinations, and precision medicine approaches. Spyre’s pipeline includes investigational extended half-life antibodies targeting α4b7, TL1A, and IL-23.

Forward-Looking Statements

Certain statements in this press release, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, concerning Spyre and other matters. These forward-looking statements include, but are not limited to, express or implied statements relating to Spyre’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, the intended use of net proceeds from the PIPE financing, Spyre’s cash sufficiency and runway, and the expected timing of closing of the PIPE financing and the completion of the PIPE financing, Spyre’s business plans and the anticipated benefits of the management changes. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “opportunity,” “potential,” “milestones,” “pipeline,” “can,” “goal,” “aim,” “strategy,” “target,” “seek,” “anticipate,” “achieve,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “predict,” “project,” “should,” “will,” “would” and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Spyre will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Spyre’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, market conditions and the satisfaction of closing conditions, as well as those uncertainties and factors described under the heading “Risk Factors” and “Note about Forward-Looking Statements” in Spyre’s most recent Annual Report on Form 10-K filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors included in other filings by Spyre from time to time. Should one or more of these risks or uncertainties materialize, or should any of Spyre’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth therein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Spyre does not undertake or accept any duty to make any updates or revisions to any forward-looking statements. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in Spyre.

For Investors:

Eric McIntyre

VP of Finance and Investor Relations

Spyre Therapeutics

Eric.mcintyre@spyre.com

For Media:

Peg Rusconi

Peg.rusconi@vergescientific.com

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